Exhibit 1.1

Portions of this exhibit have been redacted in compliance with Item 601(a)(6) of Regulation S-K because disclosure would constitute a clearly unwarranted invasion of personal privacy. Redacted information is indicated by [***].

IREN LIMITED

39,699,102 Ordinary Shares
(no par value)

Placement Agency Agreement

December 2, 2025

Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

As Placement Agents

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

IREN Limited (ACN 629 842 799), a corporation incorporated under the laws of Australia (the “Company”), proposes to issue and sell directly to certain purchasers (the “Purchasers”) an aggregate of 39,699,102 ordinary shares, no par value (the “Ordinary Shares”), whereby the Purchasers will receive those shares (the “Shares” and such sales of Shares, the “Share Purchases”). The Share Purchases will be governed by and pursuant to one or more securities purchase agreements (the “Purchase Agreements”) between the Company and the Purchasers. Payment by the Purchasers for the Shares shall be made pursuant to the terms of the Purchase Agreements at the time and date referred to therein as the “Closing Date.”

The Company also proposes to repurchase for cash (through its agents) (a) $227,690,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2030 issued pursuant to that certain Indenture, dated December 6, 2024, by and between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee and (b) $316,611,000 aggregate principal amount of the Company’s 3.50% Convertible Senior Notes due 2029 issued pursuant to that certain Indenture, dated June 13, 2025, by and between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (such transactions, the “Convertible Notes Repurchases”). The Company will use the net proceeds from the Share Purchases, together with the net proceeds of the Convertible Notes Offering (as defined below), to settle the cash amount due under the Convertible Notes Repurchases. In addition, concurrently with Share Purchases, the Company proposes to issue and sell in a private offering (a) $1,000,000,000 aggregate principal amount of the Company’s 0.25% convertible senior notes due 2032 and (b) $1,000,000,000 aggregate principal amount of the Company’s 1.00% convertible senior notes due 2033 (the “Convertible Notes Offering” and, together with the Share Purchases and the Convertible Notes Repurchases, the “Transactions”).

The Company hereby confirms its agreement with the Placement Agents, as follows:

1.      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (File No. 333‑284369), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule  430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule  430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule  424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule  430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule  173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule  462(b) under the Securities Act (the “Rule  462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule  462 Registration Statement. Any reference in this placement agency agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item  12 of Form S‑3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 8:30 P.M., New York City time, on December 2, 2025 (the “Applicable Time), the Company had prepared the following information (collectively with the pricing information set forth on Exhibit B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 1, 2025 and each “free‑writing prospectus” (as defined pursuant to Rule  405 under the Securities Act) listed on Exhibit A hereto.

2.          Appointment as Placement Agents.

The Company hereby appoints each of Citigroup Global Markets Inc. (“Citigroup”), Goldman Sachs & Co. LLC (“Goldman Sachs”), and J.P. Morgan Securities LLC (“JPM” and, together with Citigroup and Goldman Sachs, the “Placement Agents” and each, a “Placement Agent”) as co-placement agents in connection with the Share Purchases. On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, each Placement Agent agrees, severally and not jointly, to act as placement agent and to solicit offers from Purchasers to participate in Share Purchases, and the Company hereby authorizes each of the Placement Agents to act on its behalf in accordance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of any of the Shares.

The Company understands that each Placement Agent is acting solely as placement agent to the Company, is not acting as a financial advisor to the Company and is not undertaking any fiduciary duty to the Company, its management or its board of directors with respect hereto, is acting as an independent contractor and is not undertaking to provide any legal, accounting or tax advice in connection with its engagement under this Agreement and that each Placement Agent’s role in any due diligence will be limited solely to performing such review as each Placement Agent shall deem necessary to support its own services and shall not be on behalf of the Company. Specifically, the Company acknowledges and agrees that the Placement Agents will not be responsible for providing any advice in relation to selling restrictions and other securities laws matters in any jurisdiction in connection with their engagement hereunder. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. The Company acknowledges that it is responsible for making all necessary notifications of, and filings with, all federal, state and other applicable securities regulatory authorities with respect to the transactions contemplated hereby. In order to enable the Placement Agents to bring relevant expertise to bear on their engagement under this Agreement from among their respective global affiliates, the Company agrees that each of the Placement Agents may share information obtained, directly or indirectly, from the Company hereunder with its respective affiliates who need to know such information in connection with such Placement Agent’s performance of its services hereunder, and may perform such services in conjunction with its respective affiliates, and that any affiliate of such Placement Agent performing services hereunder shall be entitled to the benefits and subject to the terms of this Agreement.

The Company and the Placement Agents agree that the mutual representations, warranties and covenants made hereunder shall be good and sufficient consideration to support this Agreement and its terms, and that no fees, compensation or other consideration shall be paid by the Company to the Placement Agents hereunder.  The Share Purchases shall be made pursuant to Purchase Agreements substantially in the form included as Exhibit C hereto on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

3.           Representations and Warranties of the Company.  The Company represents and warrants to each Placement Agent that:

(a)       Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to either Placement Agent furnished to the Company in writing by such Placement Agent expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by either Placement Agent consists of the information described as such in Section 7(b) hereof.

(b)       Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to either Placement Agent furnished to the Company in writing by such Placement Agent for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by either Placement Agent consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)       Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule  405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause  (i) below) an “Issuer Free Writing Prospectus”) other than (i)  any document not constituting a prospectus pursuant to Section  2(a)(10)(a) of the Securities Act or Rule  134 under the Securities Act, (ii)  the documents listed on Schedule  A hereto, or (iii) each electronic road show and any other written communications approved in writing in advance by the Placement Agents. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule  433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to either Placement Agent furnished to the Company in writing by either Placement Agent expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by either Placement Agent consists of the information described as such in Section 7(b) hereof.

(d)      Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications, in each case in connection with the offering of the Shares contemplated hereby. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications in connection with the offering of the Shares contemplated hereby. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(e)       Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule  405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post‑effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section  8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post‑effective amendment thereto, the Registration Statement and any such post‑effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to either Placement Agent furnished to the Company in writing by such Placement Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by either Placement Agent consists of the information described as such in Section 7(b) hereof.

(f)       Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and such documents did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)      Financial Statements.  The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, as amended and restated, if applicable, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Corporations Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h)       No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital share, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)        Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized or incorporated (as applicable) and are validly existing and in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of organization or incorporation (as applicable), are duly qualified to do business and are in good standing (to the extent such concept is applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Purchase Agreements (a “Material Adverse Effect”) and except as disclosed in Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 (such exhibit, “2025 AR Exhibit”). Any subsidiaries not listed in the 2025 AR Exhibit would not, in the aggregate, constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(j)         Capitalization.  The Company has on issue the share capital as set forth in the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the issued shares of the Company have been duly and validly authorized and issued and are fully paid and are not subject to any pre-emptive or similar rights other than as have been waived; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any capital shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares on issue or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(k)       Share Options.  With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), each such grant was (i) properly accounted for as an option in accordance with GAAP in the consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, as amended and restated, if applicable, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinate the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l)         Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Purchase Agreements and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of this Agreement and the Purchase Agreements and the consummation by it of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(m)       Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)         [Reserved].

(o)         [Reserved].

(p)      The Shares.  The Shares to be issued and sold by the Company pursuant to the Purchase Agreements have been duly authorized by the Company and, when issued and delivered and paid for as provided therein, will be duly and validly issued, will be fully paid and nonassessable, will be free of any encumbrances and will rank equally in all respects with existing Ordinary Shares (other than the B Class Shares), and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The Purchase Agreements have been duly authorized, executed and delivered by the Company.

(q)         [Reserved].

(r)        Description of This Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)      No Violation or Default.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (i)  in violation of its constitution, charter or by-laws or similar organizational documents; (ii)  in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any Australian, U.S. or other law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)        No Conflicts.  The execution, delivery and performance by the Company of each of this Agreement, the Purchase Agreements, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the constitution, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any Australian, U.S., or other law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)     No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the Purchase Agreements, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange in regards to the listing of the Shares, by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws in connection with the transactions contemplated hereunder and (ii) any consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority that would not, individually or in the aggregate, have a Material Adverse Effect.

(v)        Legal Proceedings.  Except as described the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(w)      Independent Accountants.  Raymond Chabot Grant Thornton LLP, who has previously certified financial statements of the Company and its subsidiaries, was an independent registered public accounting firm with respect to the Company and its subsidiaries during its engagement, and the Company’s independent accountants as of the date hereof, KPMG LLP, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)       Title to Real and Personal Property.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)      Intellectual Property.Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own or have valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information systems or procedures) and all other similar intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) the Company and its subsidiaries have not received any written notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its subsidiaries; (iv) to the knowledge of the Company, no Intellectual Property of the Company or its subsidiaries has been infringed, misappropriated or otherwise violated by any person; (v) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries is valid and enforceable in all material respects; and (vi) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(z)      No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa)    Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)     Taxes.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have paid all taxes and filed all tax returns required to be paid or filed through the date hereof except, in each case, where the failure to pay or file would not, individually or in the aggregate, cause a Material Adverse Effect; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except a tax deficiency that would not, individually or in the aggregate, cause a Material Adverse Effect.

(cc)     Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd)      No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ee)      Certain Environmental Matters.  (i) The Company and each of its subsidiaries (x) are and have been in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, the protection of human health or safety, the environment, hazardous or toxic substances or wastes, chemicals, pollutants or contaminants (collectively, “Hazardous Substances”), or the protection of natural resources (collectively, “Environmental Laws”); (y) have received and are and have been in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Hazardous Substances, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, liability, obligation or violation and (ii) there are no costs, obligations or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)      Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored or maintained by the Company or any of its Subsidiaries (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code except for noncompliance that would not reasonably be expected to result in material liability to the Company; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption or that would reasonably be expected to result in material liability to the Company; (iii) neither the Company nor any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code) has currently or in the past six years (x) sponsored, maintained or contributed to any employee benefit plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA or (y) had any obligation to contribute to or other liability, whether absolute or contingent, in respect of any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, to the knowledge of the Company, which would cause the loss of such qualification, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)    Disclosure Controls.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with requirements of the Exchange Act, as applicable to the Company, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(hh)     Accounting Controls.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, as applicable to the Company, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)      eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in the Commission’s rules and guidelines applicable thereto in all material respects and has been prepared in accordance therewith in all material respects.

(jj)      Insurance.  The Company and its subsidiaries have insurance covering their respective material properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are appropriate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of clauses (i) and (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)      Cybersecurity; Data Protection.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform as reasonably required in connection with, the operation of the business of the Company and its subsidiaries and, to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses; (iii) without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish, maintain, implement and comply with reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any of the Company’s or its subsidiaries’ information technology system or Data (“Breach”) and there has been no such Breach; and (iv) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ll)        Privacy.   Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries have complied, and are presently in compliance with all internal and external privacy policies, contractual obligations, binding industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations, in each case, regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of Data (“Data Security Obligations”); (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; (iii) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Security Obligation; (iv) to the extent applicable to the operations of the Company and its subsidiaries, the Company and its subsidiaries are in compliance with the European Union General Data Protection Regulation (and all other laws and regulations applicable to the operations of the Company and its subsidiaries with respect to personal data, and for which any non-compliance with the same would be reasonably likely to create a liability).

(mm)   No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, since December 2, 2020, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(nn)     Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)     No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its directors, officers, employees, agents, affiliates or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or, to the knowledge of the Company, the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (with respect to Syria only, until July 1, 2025) (each, a “Sanctioned Country”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, in violation of Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions.  Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)     No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital shares or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect.

(qq)     No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or either of the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares pursuant to this Agreement and the Purchase Agreements.

(rr)       No Stabilization.  Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss)       Margin Rules. Neither the issuance, sale and delivery of the Shares pursuant to this Agreement and the Purchase Agreements nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)      No Registration Rights.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares pursuant to this Agreement and the Purchase Agreements.

(uu)      [Reserved].

(vv)      [Reserved].

(ww)    [Reserved].

(xx)     Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference any of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)      Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)     Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa)    No Ratings.  There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(bbb)   Stamp Taxes. No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Placement Agents in Australia or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery and performance of this Agreement, or (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement, the Purchase Agreements and the Prospectus.

(ccc)    No Immunity.  Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Australian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Australian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 16(d) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ddd)   Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement could reasonably and subject to certain exceptions be expected to be declared enforceable against the Company by the courts of competent jurisdiction in Australia and any political subdivision thereof without re-examination or review of the merits of the cause of action in respect of which the original judgment was given. The exceptions to the preceding sentence include where (i) the foreign judgment is not consistent with public policy in Australia, (ii) the foreign judgment has been obtained by fraud or duress, (iii) the foreign judgment has been obtained in proceedings which contravene the principles of natural justice, (iv) the foreign judgment is a penalty, fine or revenue judgment, (v) there is a prior judgment of another court between the same parties concerning the same issues as dealt with in the foreign judgment obtained, (vi) the rules governing enforcement proceedings in the Australian court have not been satisfied, (vii) the party in whose favor the judgment is given and the applicant in the enforcement proceedings are not the same or (viii) the court giving the judgment lacked jurisdiction to give the judgment. The representation in this Section 3(ddd) is also subject to the qualification that a court of competent jurisdiction in Australia may not give a judgment for a monetary obligation expressed in a foreign currency in that currency, or as to the rate of exchange at which such monetary obligation would be converted to Australian dollars for the purposes of enforcement.

(eee)    Valid Choice of Law and Submission to Jurisdiction.  The choice of laws of the State of New York as the governing law of this Agreement and the submission to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby are, respectively, a valid choice of law and a valid submission to exclusive jurisdiction under the laws of Australia, to which the courts of Australia will give effect (but will apply the procedural laws of the Australian forum in which the suit or proceeding is being heard and other laws which apply regardless of the choice of law), subject to (i) an overriding jurisdiction of the courts of Australia to determine that another court is a more appropriate forum, (ii) except where such choice of law or submission to the courts is not in good faith or is contrary to public policy in Australia and (iii) the restrictions described under the caption “Service of Process and Enforceability of Civil Liabilities” in the Pricing Disclosure Package and the Prospectus.  The Company has the power to submit, and pursuant to Section 16(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(fff)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Australian law or public policy.

(ggg)    Passive Foreign Investment Company.  Based on the current and anticipated composition of its income, assets and operations and subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not expect to be treated as a “passive foreign investment company,” as defined in Section 1297 of the Code for the current taxable year.

(hhh)  Dividends.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no shareholder or regulatory approvals are currently required in Australia under any applicable law in order for the Company to pay dividends or other distributions determined or declared by the Company to the holders of Shares.  Under current laws and regulations of Australia and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Australia, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such payments made to the holders thereof or therein who are non-residents of Australia will be subject to income, withholding or other taxes under laws and regulations of Australia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Australia or any political subdivision or taxing authority thereof or therein.

(iii)      Legality.  The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(jjj)      Legal Action.  Each Placement Agent is entitled to sue as plaintiff in the court of the jurisdiction of incorporation and domicile of the Company for the enforcement of their respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Australia may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

 (kkk)  Status under the Securities Act. At the time of filing the Registration Statement and any post‑effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well‑known seasoned issuer, in each case as defined in Rule  405 under the Securities Act.

(lll)      Real Property. The sum of the market value of the Company’s assets (directly held and indirectly held through subsidiaries) that are “taxable Australian real property” (as defined in the Income Tax Assessment Act 1997 (Cth)) is less than the sum of the market values of the Company’s (direct and indirectly held) assets that are not “taxable Australian real property” (as defined in the Income Tax Assessment Act 1997 (Cth)).

4.           Further Agreements of the Company.  The Company covenants and agrees with each Placement Agent that:

(a)         Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule  424(b) and Rule  430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule  433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agents in New York City prior to 10:00  A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Placement Agents may reasonably request; provided that the Company will be deemed to comply with such requirement by furnishing such copies on the Commission’s Electronic, Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system). The Company will pay the registration fee for this offering within the time period required by Rule  456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)       Delivery of Copies.  The Company will deliver, without charge, (i)  to the Placement Agents, the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii)  during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Placement Agents may reasonably request; provided that, in the case of each of clauses (i) and (ii), the Company will be deemed to comply with such requirement by furnishing such copies on EDGAR. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Placement Agents a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule  172 under the Securities Act) in connection with sales of the Shares pursuant to this Agreement and the Purchase Agreements.

(c)       Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to counsel for the Placement Agents a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agents reasonably objects.

(d)       Notice to the Placement Agents.  During the Prospectus Delivery Period, the Company will advise counsel to the Placement Agents promptly, and confirm such advice in writing, (i)   when any amendment to the Registration Statement has been filed or becomes effective; (ii)  when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii)  of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv)  of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section  8A of the Securities Act; (v)  of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi)  of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post‑effective amendment thereto pursuant to Rule  401(g)(2) under the Securities Act; and (vii)  of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)        Ongoing Compliance.  (i)  If during the Prospectus Delivery Period (A)  any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B)  it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Placement Agents thereof and forthwith prepare and, subject to paragraph  (c) above, file with the Commission and furnish to counsel to the Placement Agents such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (ii)  if at any time prior to the Closing Date (A)  any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B)  it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Placement Agents thereof and forthwith prepare and, subject to paragraph  (c) above, file with the Commission (to the extent required) and furnish to counsel to the Placement Agents such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)        Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)        Earning Statement. The Company will make generally available to its security holders and the Placement Agents as soon as practicable an earning statement that satisfies the provisions of Section  11(a) of the Securities Act and Rule  158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule  158) of the Registration Statement; provided that the Company will be deemed to comply with such requirement by furnishing such earnings statements on EDGAR.

(h)      Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(i)         No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares and will not take any action prohibited by Regulation M under the Exchange Act and/or any provision of the Corporations Act in connection with the distribution of the Shares pursuant to this Agreement and the Purchase Agreements.

(j)        Exchange Listing.  The Company will use its best efforts to cause the Shares to be listed and maintain such listing on the Nasdaq Stock Market (the “Nasdaq”).

(k)         [Reserved].

(l)          [Reserved].

(m)       [Reserved].

(n)         [Reserved].

(o)         [Reserved].

(p)       Tax Indemnity.  The Company will indemnify and hold harmless the Placement Agents against (i) any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Company to the Purchasers and on the execution and delivery of this Agreement and the Purchase Agreements; and (ii) any income tax, taxes on net income, capital gains or franchise taxes, withholding, and goods and services tax (including interest, penalties and any additions thereto) imposed on either Placement Agent by Australia or any political subdivision or taxing authority thereof or therein, in connection with (A) the sales of the Shares by the Company to the Purchasers and (B) excluding in relation to taxes on net income of the Placement Agent on payments by the Company to the Placement Agent under this Agreement, on the execution and delivery of this Agreement and the Purchase Agreements, except to the extent any such taxes result from such Placement Agent acting at or through an Australian permanent establishment. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future Australian taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for (A) any net income, capital gains or franchise taxes imposed on the Placement Agents by any taxing authority as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Placement Agents and the jurisdiction imposing such withholding or deductions, (B) any tax which would not be required to be deducted or withheld by the Company if a Placement Agent had provided it with any of its name, address, Australian business number (ABN), Australian tax file number, registration number or similar details or evidence of any relevant tax exemption or similar details, or (C) any withholding or deduction on account of the Company receiving a direction under section 255 of the Australian Tax Act, section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) or any similar law, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5.           [Reserved].

6.         Conditions of Placement Agents’ Obligations.  The obligation of each Placement Agent as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule  401(g)(2) or pursuant to Section  8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule  433 under the Securities Act) and in accordance with Section  3(a) hereof, and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agents.

(b)      Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)        No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Purchase Agreements, the Pricing Disclosure Package and the Prospectus.

(d)      Officer’s Certificate.  The Placement Agents shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Placement Agents (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)        Comfort Letters.  On the date of this Agreement and on the Closing Date Raymond Chabot Grant Thornton LLP shall have furnished to the Placement Agents, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that, unless the Placement Agent agree otherwise, the letter delivered on the Closing Date shall use a “cut-off” date no earlier than December 2, 2025.

(f)        Opinion and 10b-5 Statement of Counsel for the Company.  (i) Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Placement Agents, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents; and (ii) Allens, an Australian counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, and addressed to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents.

(g)        Opinion and 10b-5 Statement of Counsel for the Placement Agents.  The Placement Agents shall have received on and as of the Closing Date (i) an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Placement Agents, with respect to such matters as the Placement Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters and (ii) an opinion of King & Wood Mallesons, Australian counsel for the Placement Agents, with respect to such matters as the Placement Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)       No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares pursuant to this Agreement and the Purchase Agreements; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Shares pursuant to this Agreement and the Purchase Agreements.

(i)       Good Standing. The Placement Agents shall have received on and of the Closing Date copies of an extract of the public records of the Company produced by ASIC and a search of the insolvency notices website maintained by ASIC which displays no results in respect of the Company, in each case dated as of the business day in Sydney, Australia, that corresponds to the date of the Closing Date.

(j)          [Reserved].

(k)         Exchange Listing.  An application for the listing of the Shares shall have been submitted to Nasdaq.

(l)          [Reserved].

(m)       Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Placement Agents such further certificates and documents as the Placement Agents may reasonably request.

(n)      Purchase Agreements.  The Company and the other parties thereto shall have executed and delivered each of the Purchase Agreements, and the Placement Agents shall have received original copies thereof, duly executed by the Company and the other parties thereto.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7.          Indemnification and Contribution.

(a)        Indemnification of the Placement Agents.  The Company agrees to indemnify and hold harmless each Placement Agent, its affiliates, directors, officers, employees and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) such Placement Agent acting as a Placement Agent in connection with the Share Purchases or that arise in connection with such Placement Agent’s engagement pursuant to this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as (x) such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Placement Agent furnished to the Company in writing by such Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Placement Agent consists of the information described as such in subsection (b) below and (y) such losses, claims, damages or liabilities arise out of, or are based upon, with respect to clause (i) above, have resulting from a Placement Agent’s gross negligence, fraud, willful misconduct or bad faith in performing the services that are the subject of this Agreement.

(b)        Indemnification of the Company.  Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Placement Agent furnished to the Company in writing by such Placement Agent expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended), it being understood and agreed that there has been no such information furnished to the Company in writing by or on behalf of any Placement Agent.

(c)       Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Placement Agent, its affiliates, directors and officers and any control persons of such Placement Agent shall be designated in writing by the Placement Agents and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemni-fied Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)       Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, from the Share Purchases or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and the Purchase Agreements and any compensation received by the Placement Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Placement Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Limitation on Liability.  The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Placement Agent with respect to the offering of the Shares pursuant to this Agreement and the Purchase Agreements exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)       Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.           Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.       Termination.  This Agreement may be terminated in the absolute discretion of the Placement Agents, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Placement Agents, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Purchase Agreements, the Pricing Disclosure Package and the Prospectus.

If the issue to the Purchasers of the Shares, as contemplated by the Purchase Agreements, is not carried out because any Purchaser or the Company, as the case may be, shall be unable to comply with any of the terms of the Purchase Agreements, the Placement Agents shall be under no obligation or liability to the Company under this Agreement.

10.        [Reserved].

11.      Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i)  the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii)  the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including any exhibits, amendments and supplements thereto) and the distribution thereof; (iii)  the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Placement Agents may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Placement Agents not to exceed $15,000);  (vi) the cost of preparing stock certificates; (vii)  the fees and expenses of any transfer agent and any registrar; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on Nasdaq.

(b)        If this Agreement is terminated pursuant to Section 9, the Company agrees to reimburse the Placement Agents for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Placement Agents in connection with this Agreement and the transactions contemplated hereby.

12.        Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No Purchaser shall be deemed to be a successor to this Agreement merely by reason of the purchaser of Shares pursuant to a Purchase Agreement.

13.       Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Placement Agents contained in this Agreement or made by or on behalf of the Company or the Placement Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Placement Agents.

14.       Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.       Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agents to properly identify their respective clients.

16.       Miscellaneous. (a)    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Placement Agents shall be given to the Placement Agents at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1496); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198; Attention: Registration Department; and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk (fax: (212) 622-8358). Notices to the Company shall be given to it at IREN Limited, Level 6, 55 Market Street Sydney, 2000 NSW Australia, Attention: LegalNotices@iren.com.

(b)       Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)       Judgment Currency.  The Company agrees to indemnify each Placement Agent, its directors, officers, affiliates and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Placement Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d)       Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Australia, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)        Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Cogency Global Inc., located 122 E. 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)        Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)        Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)     Counterparts.  This Agreement may be signed electronically and may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)         Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)         Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Each person executing this document on behalf of a party states that they have no notice of revocation or suspension of their authority.

Executed in accordance with section 127 of the Corporations Act 2001 by
IREN Limited (ACN 629 842 799)	IREN LIMITED

IREN LIMITED

/s/ Michael Alfred
Director

Michael Alfred
Print Name

/s/ Sunita Parasuraman
Director

Sunita Parasuraman
Print Name

[Signature Page to Placement Agency Agreement]

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Mark Garcia
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By	/s/ Jan Debeuckelaer
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By	/s/ Laurel Zhang
Authorized Signatory

[Signature Page to Placement Agency Agreement]

Exhibit A

Permitted Free Writing Prospectuses

Pricing Term Sheet

Exhibit B

Pricing Term Sheet

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-284369
Relating to the
Preliminary Prospectus Supplement
Dated December 1, 2025
(To Prospectus Dated August 28, 2025)

PRICING TERM SHEET
December 2, 2025

IREN Limited
39,699,102 Ordinary Shares

The information in this pricing term sheet supplements IREN Limited’s preliminary prospectus supplement, dated December 1, 2025 (the “Preliminary Prospectus Supplement”), relating to a registered direct offering of ordinary shares (the “Offering”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to IREN Limited and not to its subsidiaries.

Issuer	IREN Limited.

Securities Offered	39,699,102 ordinary shares, no par value, of IREN Limited (the “Ordinary Shares”).

Ticker / Exchange for Ordinary Shares	IREN / Nasdaq Global Select Market (“NASDAQ”).

Last Reported Sale Price per Ordinary Share on NASDAQ on December 2, 2025	$41.12.

Offering Price per Ordinary Share	$41.12.

Trade Date	December 3, 2025.

Settlement Date
December 8, 2025, which is the third business day after the Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Ordinary Shares issued in this placement before the business day before the Settlement Date must, because the Ordinary Shares issued in this placement will initially will settle T+3, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Concurrent Notes Offering; Repurchase of Existing Convertible Notes
On December 2, 2025, we announced the pricing of our previously announced private offering (the “Concurrent Notes Offering”) of $1,000,000,000 aggregate principal amount of 0.25% convertible senior notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 1.00% convertible senior notes due 2033 (the “2033 Notes” and, together with the 2032 Notes, the “Notes”). The issuance and sale of the Notes are scheduled to settle on December 8, 2025, subject to customary closing conditions. We granted the initial purchasers of the Concurrent Notes Offering options to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $150,000,000 principal amount of 2032 Notes and up to an additional $150,000,000 principal amount of 2033 Notes. The Concurrent Notes Offering is being made pursuant to a confidential offering memorandum only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. This pricing term sheet does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Notes Offering. See “The Concurrent Offering” in the Preliminary Prospectus Supplement.

The 2032 Notes will accrue interest at a rate of 0.25% per annum, and the 2033 Notes will accrue interest at a rate of 1.00% per annum, in each case payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026, to noteholders of record as of the close of business on the immediately preceding May 15 or November 15, respectively.

The initial conversion rate of the 2032 Notes is 19.4553 Ordinary Shares per $1,000 principal amount of 2032 Notes, which represents an initial conversion price of approximately $51.40 per Ordinary Share. The initial conversion rate of the 2033 Notes is 19.4553 Ordinary Shares per $1,000 principal amount of 2033 Notes, which represents an initial conversion price of approximately $51.40 per Ordinary Share. The conversion rate and conversion price of either series of Notes will be subject to adjustment upon the occurrence of certain events.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $1,973.8 million (or approximately $2,270.0 million if the initial purchasers of the Concurrent Notes Offering fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions.

In addition, concurrently with the pricing of the Notes, we entered into one or more separate, privately negotiated transactions with a limited number of holders of our 3.25% Convertible Senior Notes due 2030 (the “Existing 2030 Convertible Notes”) and our 3.50% Convertible Senior Notes due 2029 (the “Existing 2029 Convertible Notes”) (collectively, the “Repurchase”) to repurchase (i) approximately $227.7 million principal amount of our Existing 2030 Convertible Notes for approximately $608.2 million, which includes accrued and unpaid interest and (ii) $316.6 million principal amount of our Existing 2029 Convertible Notes for approximately $1,024.2 million, which includes accrued and unpaid interest.

The completion of the Offering is not contingent on the completion of the Concurrent Notes Offering or the Repurchase, and the completion of the Concurrent Notes Offering is not contingent on the completion of the Offering or the Repurchase.

Use of Proceeds
We estimate that the proceeds to us from the Offering will be approximately $1,631.5 million, after deducting our estimated offering expenses. We intend to use the proceeds from the Offering, together with the net proceeds from the Concurrent Notes Offering, if it is consummated, (i) to fund the $174.8 million cost of entering into the new capped call transactions relating to the Notes, (ii) to repurchase approximately $227.7 million principal amount of our Existing 2030 Convertible Notes for approximately $608.2 million, which includes accrued and unpaid interest; (iii) to repurchase approximately $316.6 million principal amount of our Existing 2029 Convertible Notes for approximately $1,024.2 million, which includes accrued and unpaid interest; and (iv) for general corporate purposes and working capital. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Placement Agents	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

CUSIP / ISIN Numbers for the Ordinary Shares	Q4982L109 / AU0000185993.

We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and the Offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, the placement agents or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-800-831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by emailing prospectus-eq_fi@jpmchase.com or postsalemanualrequests@broadridge.com.

The information in this pricing term sheet is not a complete description of the Ordinary Shares. You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Ordinary Shares.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit C

Purchase Agreements

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made and entered into as of December 2,  2025 by and among IREN Limited (ACN 629 842 799), a corporation incorporated under the laws of Australia (the “Company”), and each of the entities (each, a “Purchaser” and, collectively, the “Purchasers”) listed on Schedules  “A” attached to this Agreement (collectively, “Schedule  A”; the Schedule  A pertaining to each individual Purchaser is referred to herein as the “applicable Schedule  A,” and the accounts, if any, on behalf of which any Purchaser may be acting, as specified on the applicable Schedule  A, for whom the Purchaser holds contractual and investment authority, are referred to herein as the “Represented Accounts”). The Company and the Purchasers are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party.”

WHEREAS, the Company has authorized the sale and issuance of ordinary shares of the Company, no par value (the “Ordinary shares”), on the terms and subject to the conditions set forth in this Agreement and the Registration Statement (as defined below). The Ordinary shares to be sold hereunder at the Closing (as defined below) shall be referred to herein as the “Shares”;

WHEREAS, each Purchaser for its own account or on behalf of a Represented Account, severally, wishes to purchase Shares in the amounts and for the cash payment (the “Cash Payment”) set forth on such Purchaser’s applicable Schedule  A upon the terms and conditions set forth in this Agreement and the Registration Statement; and

WHEREAS, the Company wishes to issue and sell to each Purchaser, for its account or its Represented Account, the Shares set forth on such Purchaser’s applicable Schedule  A for the Cash Payment set forth therein upon the terms and conditions set forth in this Agreement and the Registration Statement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree as follows:

SECTION  1.   Sale and Registration of the Shares.

1.1         The Sale. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Company shall sell to each Purchaser, severally, and each Purchaser hereby agrees, severally, to purchase from the Company on the Closing Date (as defined below) for its own account or on behalf of a Represented Account, the number of Shares set forth on such Purchaser’s applicable Schedule  A at a purchase price per Share equal to the closing price of the Ordinary shares as reported by NASDAQ (as defined below) on December 2, 2025. The aggregate Cash Payment for the Shares purchased by each Purchaser is set forth on such Purchaser’s applicable Schedule  A. For the avoidance of doubt, other Purchasers have entered into substantially similar agreements with the Company on the date hereof to acquire Shares and it is understood that none of any Purchaser’s purchases of its allocable Shares hereunder shall be dependent upon any other Purchasers’ purchases of their respective allocable Shares under such other agreements.

1.2       Announcement of the Purchase. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day (as defined below) immediately following the date hereof, issue one or more press releases or file with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K and/or a Quarterly Report on Form 10-Q (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (the “Transaction”) and any other material, nonpublic information that the Company or any Agent (as defined below) or any of their respective officers, directors or employees has provided to the Purchasers at any time prior to the filing of the Disclosure Document. Immediately following the issuance or filing, as applicable, of the Disclosure Document, to the Company’s knowledge, the Purchasers will not be in possession of any material, non-public information received from the Company or any Agent or any of their respective officers, directors, or employees. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, any of its Represented Accounts, or their respective affiliates and investment advisors, or include the name of the Purchaser, any of its Represented Accounts, or their respective affiliates and investment advisors in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Purchaser, except as required by any applicable law, rule or regulation, including any listing exchange, or to the extent requested by the Staff of the Commission, any representative of the NASDAQ Capital Market (“NASDAQ”) or any other regulatory agency, in which case the Company shall, to the extent practicable, provide the Purchaser with prior written notice of such disclosure. As used in this Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

1.3        Exchange Listing. The Company shall submit a Notice of Listing of Additional Shares to The Nasdaq Stock Market covering the Shares prior to the Closing (as defined below).

1.4         Closing. The closing of the transactions contemplated hereunder with respect to a Purchaser (the “Closing”) will take place on December 8, 2025, or such other date, if any, as is mutually agreed to by the Parties (the “Closing Date”). Under Rule 15c6-1 of the Exchange Act (as defined below), trades in the secondary market generally are required to settle in one Business Day unless the parties to a trade expressly agree otherwise. Accordingly, Purchasers who wish to trade Shares on the date hereof or on any subsequent date that is prior to the trading day preceding the Closing Date, by virtue of the fact that the Shares initially will settle in T+3, must specify alternative settlement arrangements to prevent a failed settlement. Those Purchasers should consult their advisors. On the Closing Date, and subject to the conditions contained in this Section  1.4:

(a)          each Purchaser shall (i) submit, through the Depository Trust Company (“DTC’s”) Deposit and Withdrawal at Custodian (“DWAC”) program, a deposit instruction to Computershare Trust Company, N.A., acting as transfer agent and DTC custodian for the Ordinary shares (the “Transfer Agent”), for the applicable number of Shares, (ii)  deliver to the Company the applicable Cash Payment by wire transfer of immediately available funds to the account of the Company set forth on Exhibit A or as otherwise advised by the Company to such Purchaser prior to the Closing and (iii) comply with the Instructions and Purchase Procedures attached hereto as Exhibit B;

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(b)         the Company will deliver to each Purchaser or Represented Account the number of Shares set forth on such Purchaser’s applicable Schedule  A via book-entry delivery pursuant to DWAC instructions specified on the applicable Schedule  A, with any transfer taxes payable in connection with the delivery of Shares duly paid by the Company; and

(c)          as a condition to Closing, (i) all of the representations and warranties of the Company in Section  2 hereof shall be true and correct as of the Closing Date and the Company shall have complied in all material respects with all its agreements contained herein; and (ii) all of the representations and warranties of the Purchaser in Section  3 hereof shall be true and correct as of the Closing Date and the Purchaser shall have complied in all material respects with all its agreements contained herein.

1.5       Registration of the Shares. The Company has registered the sale of the Shares pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-284369) filed with the Commission on August 28, 2025 (such registration statement, including the base prospectus contained therein, as supplemented by the prospectus supplement relating to the offer and sale of the Shares, dated December 2, 2025, is referred to herein as the “Registration Statement”).

SECTION  2.   Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that as of the date of this Agreement:

2.1        Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Australia.

2.2       Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; and (ii) the application of general principles of equity.

2.3      Validity and Registration of Shares. The Shares to be issued and sold hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be issued as part of CUSIP Q4982L109, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, will be free of any security interests and will rank equally in all respects with existing Ordinary Shares (other than B Class Shares), and the issuance of the Shares is not subject to any preemptive or similar rights. The sale of the Shares to be issued and sold to the Purchasers on the Closing Date pursuant to this Agreement will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement, and book entries representing such Shares will not contain a restrictive legend.

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2.4        SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under Sections  13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the two years preceding the date hereof on a timely basis, except where the failure to file on a timely basis would not reasonably be expected to affect the Company’s ability to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), such documents filed with the SEC pursuant to the Exchange Act (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Company is eligible to register its Ordinary shares for sale using Form S-3 promulgated under the Securities Act. The Company has made available to each Purchaser or their representatives, or each Purchaser has had access through the Commission’s EDGAR website to, true and complete copies of the SEC Documents. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission.

2.5       Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the constitution, charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, termination that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or materially impair the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.6       No Consents or Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for (i) such consents, approvals, authorizations, orders, and registrations or qualifications as have been, or prior to the Closing Date, will be, obtained or made, (ii) the registration of the Shares under the Securities Act and those that may be required under the Exchange Act, applicable state securities laws, or by NASDAQ or the Financial Industry Regulatory Authority, Inc., and (iii)  any consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority that would not, individually or in the aggregate, have a Material Adverse Effect if not obtained or made.

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SECTION  3.   Representations and Warranties of the Purchasers. Each Purchaser, severally with respect to itself and its Represented Accounts (if any) and not jointly with other Purchasers, hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement:

3.1        Organization. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2      Authorization. Such Purchaser has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; and (ii) the application of general principles of equity.

3.3         Investment.

(a)          Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Shares. Such Purchaser is able to bear the economic risk of its investment in the Shares and is presently able to afford the complete loss of such investment and has been afforded access to information about the Company and its affiliates and their financial condition, results of operations, business, property and management sufficient to enable such Purchaser to evaluate its investment in the Shares.

(b)          Such Purchaser (i) has received a copy of the Registration Statement, (ii) understands and accepts that the Shares to be acquired pursuant to this Agreement involve risk, including those described or incorporated by reference in the Registration Statement and (iii) has made an independent decision to purchase the Shares based on the information available to such Purchaser. Such Purchaser acknowledges that it has independently made its own analysis and decision to purchase the Shares and without reliance upon the Company or use the Company, its affiliates or any of its agents or financial advisors, including Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, each in their capacity as a placement agent in connection with the transactions contemplated hereby (an “Agent”), and based on such information as it has deemed appropriate in its independent judgment. Such Purchaser has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by the Company or its affiliates, any Agent or on the Company’s behalf in making that decision (other than, with respect to the Company, filings made by the Company with the Commission). Such Purchaser further acknowledges that (i) such Purchaser had a sufficient amount of time to consider whether to participate in the Transaction and that neither the Company nor any Agent has placed any pressure on it to respond to the opportunity to participate in the Transaction, (ii) the terms of the Transaction are the result of bilateral negotiations between the parties, and such Purchaser was given a meaningful opportunity to negotiate the terms of the Transaction, (iii) it has consulted its own tax and legal advisors and (iv) it has not relied on the Company or its affiliates or any Agent or the Company’s representatives for any tax advice related to the Transaction.

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(c)            [Reserved].

(d)         Neither the Company, any Agent nor their respective affiliates, officers, employees, agents or controlling persons have provided any investment advice or rendered any opinion to such Purchaser as to whether the purchase of the Shares is prudent or suitable.

3.4        Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement, the purchase of the Shares and the consummation by the Purchaser of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Purchaser or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its subsidiaries is a party or by which the Purchaser or any of its subsidiaries is bound or to which any of the property, right or assets of the Purchaser or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Purchaser or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Purchaser that, would, individually or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the ability of such Purchaser to carry out its obligations hereunder.

3.5     Compliance with Laws. Each Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser purchases (or acquires pursuant to the transaction described herein or sells) Shares and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor. The operations of the Purchaser have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Purchaser. The Purchaser has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

3.6       No Guarantees. Each Purchaser confirms that neither the Company nor any Agent has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial accounting or otherwise) of an investment in the Shares or (B) made any representation to such Purchaser regarding the legality of an investment in the Shares under applicable investment guidelines, laws or regulations.

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3.7      No Brokers or Finders. None of such Purchaser nor any of its officers or directors or persons serving in a similar capacity has retained or authorized any agent, investment banker, financial advisor, broker, finder or other intermediary to act on behalf of such Purchaser or incurred any liability for any agent’s, banker’s, financial advisor’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

3.8        Other Transactions.  The Purchaser acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions (other than, to the extent applicable, any sale to the Company of the Company’s 3.25% Convertible Senior Notes due 2030 (the “2030 Notes”) and 3.50% Convertible Senior Notes due 2029 (the “2029 Notes”) held by the Purchaser (the 2030 Notes and the 2029 Notes collectively, the “Notes”) or the purchase from the Company by the Purchaser of any new notes due 2032 or new notes due 2033) from the time the Purchaser was first contacted by the Company or any Agent with respect to the Transaction until after the confidential information (as described in the confirmatory email received by the Purchaser from any Agent (the “Wall Cross Email”)) is made public or the Purchaser’s confidentiality obligations described in the Wall Cross Email have expired.

3.9      Affiliate Status.  The Purchaser is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) (an “Affiliate”) of the Company. The Purchaser and its Affiliates collectively beneficially own and will beneficially own as of the Closing Date (but without giving effect to the Transaction) (i) less than 5% of the outstanding Ordinary shares and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”). Immediately after the receipt by the Purchaser of Shares in the Transaction, the aggregate number of Ordinary shares owned by the Purchaser and its Affiliates, together with the aggregate number of shares equal to the notional value of any “long” derivative transaction relating to such Ordinary shares to which the Purchaser or its Affiliate is a party (excluding derivative transactions relating to broad-based indices and any interest in the Notes), will not exceed 4.9% of the outstanding Ordinary shares. The Purchaser is not and will not be as of the Closing Date, a subsidiary, Affiliate or, to its knowledge, otherwise closely related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Ordinary shares or Voting Power (each such director, officer or beneficial owner, a “Related Party”) and, to the Purchaser’s knowledge, no Related Party beneficially owns or as of the Closing Date shall beneficially own 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Purchaser.

3.10      Represented Accounts. If a Purchaser is acting on behalf of a Represented Account hereunder, such Purchaser has (i) sole investment discretion with respect to each such Represented Account, (ii) full power to make the foregoing representations, warranties and covenants on behalf of such Represented Account and (iii) the contractual authority to enter into this Agreement and to carry out the transactions contemplated hereby with respect to such Represented Account.

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3.11    Qualified Institutional Buyer. Such Purchaser and each Represented Account for which it is acting are each (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and (ii) an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) and, in the case of (ii), either (x) an institutional account as defined in FINRA Rule 4512(c) or (y) a qualified purchaser, as defined in Section 2(a)(51)(A) of the Investment Company Act, as amended. Accordingly, such Purchaser acknowledges that the Transaction meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (B), (C) or (J).

3.12     Australia. Each Purchaser acknowledges that no prospectus, product, disclosure statement, offering memorandum or other form of disclosure document will be lodged with the Australian Securities and Investments Commission in connection with the offer of the Shares. In addition, by applying for the Shares, the Purchaser acknowledges and undertakes that, for a period of 12 months from the date of issue of the Shares, it is not permitted to make an offer for sale of any Shares to any person in Australia for which disclosure would be required in accordance with Part 6D.2 or 7.9 of the Corporations Act.

SECTION  4.   Termination.

4.1        Conditions of Termination. Notwithstanding anything to the contrary contained herein, with respect to any individual Purchaser, this Agreement may be terminated (a)  at any time before the Closing by mutual written agreement of the Company and the respective Purchaser, (b) by either Party if (i) the Closing shall not have occurred on or before December 15, 2025 or (ii) any governmental authority of competent jurisdiction shall have issued or entered any governmental order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated herein.

4.2       Effect of Termination. In the event of termination pursuant to Section  4.1 hereof, this Agreement shall become null and void with respect to any individual Purchaser and have no effect (other than this Section  4.2 and Section  5, which shall survive termination) with no liability on the part of the Company or the respective Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability of any willful or intentional breach of this Agreement.

SECTION  5.   Miscellaneous.

5.1       Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the requesting Party’s expense.

5.2      Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or a Purchaser without the prior written consent of the other party.

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5.3       Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile or other electronic transmission), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

5.4      Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in Schedule  A and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.

5.5        Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

5.6       Amendment. This Agreement may be amended, modified, discharged, terminated or supplemented but only in writing (including a writing evidenced by a facsimile transmission or other electronic transmission) signed by the Party against which enforcement is sought.

5.7        Expenses. Each Party will bear its own fees and expenses in connection with the transactions contemplated hereby.

5.8       APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

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5.9        Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding brought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted exclusively in federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding. Each Party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Purchasers, as applicable, and may be enforced in any court to the jurisdiction of which the applicable Party, is subject by a suit upon such judgment.

5.10     Survival. All authority herein conferred or agreed to be conferred in this Agreement shall survive the dissolution of such Purchaser and any representation, warranty, undertaking and obligation of such Purchaser hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of such Purchaser.

5.11     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be sent to the Company and the Purchasers at the addresses set forth below:

If to the Company:
IREN Limited
55 Market Street, Level 6
Sydney NSW 2000
Australia
Attention: LegalNotices@iren.com

If to the Purchasers:
To the address or addresses set forth
on Schedule  A

5.12     Notification of Changes. Each Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing Date that would cause any representation, warranty or covenant of such Purchaser contained in this Agreement to be false or incorrect.

5.13     No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

5.14     Non-Reliance by Purchaser. Each Purchaser acknowledges that (i) it has not relied on any statement or information provided by any Agent concerning the Company or the Transaction in making its decision to purchase Shares, (ii) any Agent has not acted as a financial advisor or fiduciary with respect to the Purchaser and (iii) any Agent is not responsible for the accuracy, completeness or adequacy of any information supplied to the Purchaser by any Agent on behalf of the Company.

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5.15    Reliance by Agent. Any Agent and its officers, directors, employees, agents and affiliates (collectively, “Agent Parties”) may rely on each representation and warranty of the Company and of each Purchaser made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Agent Parties. The Agent Parties shall be a third-party beneficiary of this Agreement to the extent provided in this Section  5.15. Each Purchaser agrees that any Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to any Purchaser for or in connection with the Transaction, except for any such liability for losses, claims, damages or liabilities (or fees or expenses relating thereto) incurred by a Purchaser that are finally judicially determined to have resulted from the bad faith or gross negligence of any Agent.

(Signatures on next page)

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Each person executing this document on behalf of a party states that they have no notice of revocation or suspension of their authority.

Agreed and Accepted By:

Executed in accordance with section 127 of the Corporations Act 2001 by
IREN Limited (ACN 629 842 799)

Director

Print Name

Director

Print Name

[Signature Page to Share Purchase Agreement]

[●]

BY:	[●]

By:
Name:	[●]
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

SCHEDULE A

Purchaser	Number of Shares	Cash Payment

(Name, Address, Email and Phone Number)	(number of Shares to be sold for Cash Payment)

EXHIBIT A

Company Wire Instructions

[***]
[***]
[***]
[***]
[***]

EXHIBIT B

Instructions and Purchase Procedures
Attached are Purchase Procedures for the purchase of ordinary shares, no par value, CUSIP Q4982L109 (the “Shares”) of IREN Limited (ACN 629 842 799), a corporation incorporated under the laws of Australia (the “Company”), for the Cash Payment (as defined in and pursuant to this Agreement between you and the Company), which is expected to occur on or about December 8, 2025.  To ensure timely settlement, please follow the instructions as set forth below.
These instructions supersede any prior instructions you received.  Your failure to comply with the attached instructions may delay your receipt of the Shares.
If you have any questions, please contact Mike Power (mike.power@iren.com).
To deliver Cash Payment:
You must deliver to the Company the applicable Cash Payment by wire transfer of immediately available funds to the account of the Company. You should initiate the wire transfer no later than 9:00 a.m. New York City Time on December 8, 2025.
Important: This share purchase is a separate transaction from the note repurchase transaction that will be closed concurrently on December 8, 2025.  For that reason, the Cash Payment payable by you for the Shares will not be netted against the cash consideration payable to you by the Company pursuant to the note repurchase.  However, the Company intends to use the proceeds from the share purchase transaction, together with proceeds from the concurrent transactions, to pay for the note repurchase payment.  Accordingly, in order to ensure that both the share purchase and the note repurchase close on December 8, 2025, the Cash Payment should be sent as early as possible on December 8, 2025.
To receive Shares:
You must post, no later than 9:00 a.m, New York City time, a deposit request for the Shares through the DTC via DWAC.  It is important that this instruction be submitted and the DWAC posted on December 8, 2025.
Closing
On December 8, 2025, after the Company receives your applicable Cash Payment as set forth above and a deposit request in respect of the Shares has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in this Agreement, the Company will deliver the Shares in accordance with the delivery instructions above.

Purchaser:
Jurisdiction of Organization:
Address of Purchaser for Notices:
Nominee/Custodian (Name in which the Shares are to be registered if different than name of Purchaser):
Taxpayer Identification Number:
Accounts for Shares:
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email: